Exhibit (e)(7)(v)

REVISED FORM OF AMENDMENT NO. 4

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC - CLASS IA SHARES

AMENDMENT NO. 4 to the Amended and Restated Distribution Agreement (“Amendment No. 4”), dated as of June 1, 2014 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of January 1, 2012, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. The Trust hereby includes the Multimanager Aggressive Equity Portfolio, Multimanager Core Bond Portfolio, Multimanager Mid Cap Growth Portfolio, Multimanager Mid Cap Value Portfolio and Multimanager Technology Portfolio in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Name Changes: Effective May 1, 2014, the following Portfolio’s names shall be changed as follows:

Current Name	New Name
EQ/Large Cap Value PLUS	AXA Large Cap Value Managed Volatility
EQ/Large Cap Core PLUS	AXA Large Cap Core Managed Volatility
EQ/Large Cap Growth PLUS	AXA Large Cap Growth Managed Volatility
EQ/International Core PLUS	AXA International Core Managed Volatility
EQ/Global Multi-Sector Equity	AXA Global Equity Managed Volatility
EQ/Mid Cap Value PLUS	AXA Mid Cap Value Managed Volatility
EQ/International Value PLUS	AXA International Value Managed Volatility
EQ/Mutual Large Cap Equity	AXA/Mutual Large Cap Equity Managed Volatility
EQ/Templeton Global Equity	AXA/Templeton Global Equity Managed Volatility
EQ/AXA Franklin Small Cap Value Core	AXA/Franklin Small Cap Value Managed Volatility
EQ/Franklin Templeton Allocation	AXA/Franklin Templeton Allocation Managed Volatility
EQ/Franklin Core Balanced	AXA/Franklin Balanced Managed Volatility
AXA Tactical Manager 500	AXA 500 Managed Volatility
AXA Tactical Manager 400	AXA 400 Managed Volatility
AXA Tactical Manager 2000	AXA 2000 Managed Volatility
AXA Tactical Manager International	AXA International Managed Volatility
ATM Large Cap	ATM Large Cap Managed Volatility
ATM Mid Cap	ATM Mid Cap Managed Volatility
ATM Small Cap	ATM Small Cap Managed Volatility
ATM International	ATM International Managed Volatility

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:		By:
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	President	Title:	Chairman, President and Chief Executive Officer

SCHEDULE A

REVISED FORM OF AMENDMENT NO. 4

TO

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

All Asset Aggressive – Alt 25 Portfolio
All Asset Aggressive – Alt 50 Portfolio
All Asset Aggressive – Alt 75 Portfolio
All Asset Growth – Alt 20 Portfolio
All Asset Moderate Growth – Alt 15 Portfolio
ATM International Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio
ATM Mid Cap Managed Volatility Portfolio
ATM Small Cap Managed Volatility Portfolio
AXA 2000 Managed Volatility Portfolio
AXA 400 Managed Volatility Portfolio
AXA 500 Managed Volatility Portfolio
AXA Aggressive Strategy Portfolio
AXA Balanced Strategy Portfolio
AXA Conservative Growth Strategy Portfolio
AXA Conservative Strategy Portfolio
AXA Global Equity Managed Volatility Portfolio
AXA Growth Strategy Portfolio
AXA International Core Managed Volatility Portfolio
AXA International Managed Volatility Portfolio
AXA International Value Managed Volatility Portfolio
AXA Large Cap Core Managed Volatility Portfolio
AXA Large Cap Growth Managed Volatility Portfolio
AXA Large Cap Value Managed Volatility Portfolio
AXA Mid Cap Value Managed Volatility Portfolio
AXA Moderate Growth Strategy Portfolio
AXA SmartBeta™ Equity Portfolio
AXA/Templeton Global Equity Managed Volatility Portfolio
AXA Ultra Conservative Strategy Portfolio
AXA/Franklin Balanced Managed Volatility Portfolio
AXA/Franklin Small Cap Value Managed Volatility Portfolio
AXA/Franklin Templeton Allocation Managed Volatility Portfolio
AXA/Mutual Large Cap Equity Managed Volatility Portfolio
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio
EQ/AllianceBernstein Short Duration Government Bond Portfolio
EQ/AllianceBernstein Short-Term Bond Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Common Stock Index Portfolio
EQ/Convertible Securities Portfolio
EQ/Core Bond Index Portfolio
EQ/Davis New York Venture Portfolio
EQ/Emerging Markets Equity PLUS Portfolio
EQ/Energy ETF Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio
EQ/GAMCO Mergers and Acquisitions Portfolio
EQ/GAMCO Small Company Value Portfolio
EQ/Global Bond PLUS Portfolio
EQ/High Yield Bond Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Equity Index Portfolio
EQ/International ETF Portfolio
EQ/Invesco Comstock Portfolio
EQ/JPMorgan Large Cap Value Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Lord Abbett Large Cap Core Portfolio
EQ/Low Volatility Global ETF Portfolio
EQ/MFS International Growth Portfolio
EQ/Mid Cap Index Portfolio
EQ/Money Market Portfolio
EQ/Montag & Caldwell Growth Portfolio
EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/Natural Resources PLUS Portfolio
EQ/Oppenheimer Global Portfolio
EQ/PIMCO Global Real Return Portfolio
EQ/PIMCO Ultra Short Bond Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Real Estate PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/T. Rowe Price Growth Stock Portfolio
EQ/UBS Growth and Income Portfolio
EQ/Wells Fargo Omega Growth Portfolio
Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Mid Cap Growth Portfolio
Multimanager Mid Cap Value Portfolio
Multimanager Technology Portfolio